Exhibit 99.1

Harvard Bioscience Announces the Successful Completion of Debt Refinancing with Comprehensive Growth Financing Package

-	Completes Repayment of Existing Credit Agreement, Extends Debt Maturity, and Enhances Financial Flexibility
-	BroadOak Partner Bill Snider to Join Board of Directors and Company to Form Advisory Board on Growth and Operating Opportunities

HOLLISTON, Mass., December 17, 2025 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company” or “Harvard Bioscience”), today announced it entered into an agreement with BroadOak Capital Partners (collectively, “BroadOak”), a life-sciences-focused investment and advisory firm, to provide a $40 million credit facility comprised of three term loans, all of which will be funded on December 17, 2025. The proceeds of the facility will be used to retire the Company’s existing debt obligations and associated fees, and strengthen its balance sheet and capital structure.

Comprehensive Growth Financing Package

Term Loan A and Term Loan B are senior secured term loans providing aggregate gross proceeds of $32.5 million. Term Loan C is a $7.5 million senior secured term loan convertible into shares of the Company’s common stock at $1.00 per share at BroadOak’s option or automatically upon the satisfaction of certain conditions while the loans remain outstanding. All three loans mature on December 17, 2029 (the “Maturity Date”). Commencing December 31, 2027 (the “Amortization Date”), the Company is required to make quarterly principal amortization payments on the Term A Loan and Term B Loan. The Amortization Date and Maturity Date may be extended by one year if the Company achieves a certain adjusted EBITDA milestone. In connection with the transaction, BroadOak received warrants to purchase an aggregate of 2 million shares of the Company’s common stock at a price per share of $0.50 and the right to nominate one member to the Company’s board of directors while the loans remain outstanding.

“This financing package meets our objectives and is an important milestone for Harvard Bioscience that provides us with the stability and flexibility we need moving forward,” said John Duke, CEO of Harvard Bioscience. “We appreciate the confidence and partnership of BroadOak and thank them for their support throughout this process. By successfully refinancing our near-term debt obligations and enhancing our liquidity profile we are positioned well to execute our strategic priorities and drive long-term value.”

Board of Directors Update and Advisory Board

Pursuant to BroadOak’s director nomination right, effective December 17, 2025, Bill Snider, Partner at BroadOak, joined the Company’s board of directors as a member of Class III of the board and as a member of the compensation committee. Mr. Snider leads BroadOak’s growth capital investing activities and has more than 30 years of institutional investment experience as well as extensive expertise in life science tools. Prior to BroadOak, he was a general partner and co-founder of Emerging Technology Partners, LLC (“ETP”), a life science focused venture capital firm. Prior to ETP, he was a vice president and portfolio manager at T. Rowe Price. Mr. Snider has been a director of many life sciences research tools companies and is actively involved in the investment community.

The Company will also establish a Product, Operations, and Scientific Advisory Board that will consist of the Chief Executive Officer, two individuals appointed by the Company’s board of directors and two individuals appointed by BroadOak, to advise on commercial and application opportunities, product line planning and life cycle management, manufacturing, supply chain and procurement, and opportunities to enhance commercial performance.

“I have known Harvard Bioscience for many years and believe that with this financing and the recent organizational improvements, it is stronger than ever,” said Bill Snider, Partner at BroadOak. “In addition, the Company’s preclinical and translational research platforms are well positioned regarding the new approach methodologies roadmaps being implemented by FDA and other regulators. I am excited to be joining the board and look forward to partnering with and supporting the team as they establish a leadership position in these emerging initiatives.”

“We heartily welcome Bill Snider to Harvard Bioscience’s board of directors,” said Katherine Eade, Lead Independent Director. “Bill’s invaluable experience and expertise and his confidence in the Company strengthen us and our resolve to drive significant value creation for Harvard Bioscience’s shareholders.”

Guggenheim Securities served as lead financial advisor to Harvard Bioscience in connection with the transaction. Covington & Burling LLP acted as legal advisor to Harvard Bioscience, and Cooley LLP acted as legal advisor to BroadOak.

The Company has also filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing additional details regarding the final terms of the transaction.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

About BroadOak Capital Partners

BroadOak Capital Partners is a life-sciences-focused boutique financial institution providing direct investment and investment banking services to companies in research tools and consumables, diagnostics, and biopharma services. BroadOak has completed over 75 investments and has advised on more than 50 M&A transactions. In October 2025, the firm added over $200 million of permanent capital to further supplement its investment platform.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, statements concerning the sustainability of the Company’s capital structure, its lower near-term refinancing risk and path toward long-term deleveraging, expected future financial and operational performance, the strength of the Company’s market position, business model and anticipated macroeconomic conditions, and matters relating to our ability to continue as a going concern, fund our operations, or comply with the terms of our credit agreement. Forward-looking statements do not guarantee future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission (“SEC”), as well as in the Company’s other filings with the SEC. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Harvard Bioscience Investor Inquiries:

Mark Frost

Interim Chief Financial Officer

(508) 893-3120

investors@harvardbioscience.com